[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPT 1, 1996 THROUGH NOV 30, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Cymer Inc                 09/18/96 2,500    0.01%    $9.50    12,500        3,340    0.37%    Morgan Stanley     0
Document Sciences Corp    09/20/96 4,200    0.01%    $12.00   20,500        2,300    0.89%    C.J. Lawrence/Deuts0
Technology Modeling Assocs09/20/96 100      0.00%    $12.00   19,000        3,000    0.63%    Morgan Stanley     0
Technology Modeling Assocs09/20/96 3,700    0.01%    $12.00   19,000        3,000    0.63%    Lewco Secs Agent   0
Cross Continent Auto Retai09/23/96 82,200   0.32%    $14.00   129,200       3,675    3.52%    Morgan Stanley     0
Cross Continent Auto Retai09/23/96 500      0.00%    $14.00   129,200       3,675    3.52%    Legg Mason Wood Wal0
American Residential Svsc 09/24/96 7,900    0.03%    $15.00   12,600        4,200    0.30%    Smith Barney Inc   0
Abercrombie and Fitch Co  09/25/96 4,500    0.02%    $16.00   44,300        7,000    0.63%    J.P. Morgan        0
Abercrombie and Fitch Co  09/25/96 23,600   0.10%    $16.00   44,300        7,000    0.63%    J.P. Morgan        0
Tag Heuer Intl Sa         09/26/96 90,000   0.46%    $19.55   140,200       25,050   0.56%    Smith Barney Inc   0
Orckit Communications LTD 09/27/96 5,500    0.02%    $16.00   25,100        3,300    0.76%    Brown (Alex) + Sons0
Intelligroup Inc          09/27/96 7,600    0.02%    $10.00   40,100        8,170    0.49%    Cowen + Co         0
Advanced Fibre Communicati09/30/96 10,100   0.07%    $25.00   44,300        4,500    0.98%    Morgan Stanley     0
Culligan Wtr Technologies 10/07/96 90,500   0.86%    $37.63   222,100       4,995    4.45%    Goldman Sachs      0
Culligan Wtr Technologies 10/07/96 35,000   0.33%    $37.63   222,100       4,995    4.45%    Clearly, Gull & Rei0
Trusted Information Sys In10/10/96 10,000   0.03%    $13.00   49,000        3,400    1.44%    J.P. Morgan        0
Superior Consultant Inc   10/10/96 900      0.00%    $16.00   4,300         2,500    0.17%    Blair, William, and0
Sabre Group Hldgs Inc     10/10/96 55,100   0.38%    $27.00   271,500       20,200   1.34%    Goldman Sachs      0
White Pine Software Inc   10/11/96 17,200   0.04%    $9.00    82,200        3,000    2.74%    Cowen + Co         0
XL Connect Solutions Inc  10/17/96 5,900    0.02%    $15.00   29,800        2,900    1.03%    Brown (Alex) + Sons0
Wild Oats Mkts Inc        10/22/96 9,900    0.06%    $25.00   15,400        1,680    0.92%    Montgomery Securiti0
Cybermedia Inc            10/23/96 6,500    0.03%    $16.00   31,100        2,500    1.24%    Lewco Secs Agent   0
Stage Stores Inc          10/24/96 15,000   0.06%    $16.50   54,500        11,000   0.50%    Invemed Assocs     0
Infinity Finl Technology I10/25/96 2,900    0.01%    $16.00   14,000        2,690    0.52%    Goldman Sachs      0
Dominick's Supermarkets In10/29/96 14,600   0.07%    $18.00   24,200        8,000    0.30%    BT Securities      0
Dominick's Supermarkets In10/29/96 1,000    0.00%    $18.00   24,200        8,000    0.30%    Salomon Brothers In0
Ingram Micro Inc          10/31/96 31,600   0.14%    $18.00   133,700       20,000   0.67%    Morgan Stanley     0
Nu Skin Asia Pac Inc      11/21/96 26,400   0.14%    $23.00   44,100        9,100    0.48%    Merrill Lynch Pierc0
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
10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Doncasters PLC            01/29/97 46,500   0.14%    $16.50   79,600        8,000    1.00%    CS First Boston Cor288,400
Silgan Holdings Inc       02/14/97 80,200   0.27%    $20.00   142,000       4,500    3.16%    Goldman Sachs      296,200
Vail Resorts Inc          02/03/97 221,000  0.85%    $22.00   309,600       12,100   2.56%    Bear, Stearns Secur0
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.